QuickLinks -- Click here to rapidly navigate through this document

Exhibit 4.1

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER THE LAWS OF THE STATE OF
 Nevada

NUMBER		SHARES
*XXX*	[VITALSTREAM™ HODLINGS, INC. LOGO]	[*XXX*] Cusip No. 92847T 10
AUTHORIZED COMMON STOCK 290,000,000 SHARES PAR VALUE: $.001
THIS CERTIFIES THAT	[XXXXX XXXXXX]
IS THE RECORD HOLDER OF	[Xxx Xxxxx Xxxxxx]
Shares of VITALSTREAM HOLDINGS, INC. Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed.
This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.
Dated: [XXXXXX]

Secretary		PRESIDENT
PROGRESSIVE TRANSFER COMPANY P.O. BOX 17561 / SALT LAKE CITY, UTAH 84117
COUNTERSIGNED & REGISTERED
COUNTERSIGNED Transfer Agent—Authorized Signature

QuickLinks

  Exhibit 4.1